Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of March 6, 2023, by and among High Wire Networks, Inc., a Nevada corporation (the “Seller” ); ADEX Corporation, ADEX Canada LTD., ADEX Puerto Rico, LLC and ADEXCOMM (collectively referred to as the “Company”), and ADEX Acquisition Corp., a Delaware corporation (“Buyer”). Buyer, the Seller and the Company are each a “Party” to this Agreement and are sometimes referred to hereinafter collectively as the “Parties.”

RECITALS

A. The Seller owns all of the issued and outstanding capital stock of the Company.

B. The Seller desires to sell to Buyer, and Buyer wishes to purchase from the Seller, all of the issued and outstanding capital stock of and membership interests in the Company (collectively, the “Shares”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the Parties agree as follows:

1.	PURCHASE AND SALE OF THE SHARES.

1.1	Purchase and Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Seller shall sell and transfer to Buyer, and Buyer shall purchase and receive from the Seller, all of the Shares, free and clear of any liens or encumbrances other than those imposed by applicable securities laws, those incurred by Buyer or those imposed by this Agreement, or the other agreements, instruments or documents contemplated by this Agreement (collectively with this Agreement, the “Transaction Documents”).

1.2	Consideration. In consideration for the Shares, Buyer, in addition to the obligations and covenants of Buyer set forth in this Agreement, shall deliver to the Seller:

1.2.1	$1.00 in cash due at Closing; and

1.2.2	The assumption of the debt set forth on Schedule A hereto.

1.2.3	The parties acknowledge and agree that the business is being purchased as a going concern with no adjustments for outstanding liabilities, cash, or accounts receivables.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer that:

2.1	Organization, Standing, and Qualification of the Company. ADEX Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it. ADEX Puerto Rico, LLC is a limited liability corporation, duly organized, validly existing and in good standing under the laws of Puerto Rico, and has all necessary corporate power to carry on its business as now operating.

2.2	Ownership of the Company.

2.2.1	Capital Structure. ADEX Corp.’s issued and outstanding capital stock consists of 2,000 shares of common stock, which constitute one hundred percent 100% of the issued and outstanding capital stock of ADEX Corp. in all classes whatsoever and there are no other issued or outstanding shares of stock in ADEX Corp., whether common or preferred, and voting or non-voting. ADEX Puerto Rico, LLC’s issued and outstanding membership interests consists of 1 membership units, which constitute one hundred percent (100%) of the issued and outstanding capital stock of ADEX Puerto Rico, LLC in all classes whatsoever and there are no other issued or outstanding membership units in ADEX Puerto Rico, LLC, whether common or preferred, and voting or non-voting, ADEX Canada Ltd. issued and outstanding capital stock consists of 100 shares of common stock, which constitute one hundred percent (100%) of the issued and outstanding capital stock of ADEX Canada Ltd in all classes whatsoever and there are no other issued or outstanding shares in ADEX Canada Ltd, whether common or preferred, and voting or non-voting

2.2.2	Validity. The Shares are validly issued, fully paid and non-assessable and have been issued in full compliance with all federal and state securities laws.

2.2.3	Dilution. Other than as expressly contemplated by the Transaction Documents, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue any additional capital stock.

2.3	No Litigation. There is no claim, suit, action, litigation, arbitration or administrative or other legal proceeding (each, an “Action”) pending or, to the Company’s knowledge, threatened against the Company which relates to, or would reasonably be expected to prohibit or materially impair, the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

2.4	Authority; Binding Agreement. The Company has the requisite power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. The Company has taken all necessary and appropriate corporate actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and each of the other Transaction Documents executed and delivered to Buyer by the Company constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.5	No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of incorporation or bylaws of the Company or (ii) violate or conflict with any, law, order, agreement or other obligation to which the Company is subject or bound, except in each case of clauses (i) and (ii) for such conflicts or violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Company or its ability to consummate the transactions contemplated by the Transaction Documents.

2.6	Absence of Brokers. The Company has not engaged the services of any broker or finder in connection with the consummation of the transactions contemplated by this Agreement, and upon consummation of the transactions contemplated hereby, no fee or payment shall be due to any brokers or finders engaged by the Company.

2.7	Material Changes; Undisclosed Events, Liabilities or Developments. Other than as set forth on Schedule 2.7 hereto, (i) other than as set forth in the Seller’s reports filed with the United States Securities and Exchange Commission (“SEC”), there has been no event, occurrence or development that, individually or in the aggregate, has had, or that would reasonably be expected to result in a Material Adverse Effect on the Company, and (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. For purposes of this Agreement, “Material Adverse Effect” shall mean, with respect to any person, a material and adverse effect on (i) the business, operations, properties, or financial condition of such person and its subsidiaries taken as a whole or (ii) the ability of such person and its subsidiaries to enter into and perform its obligations under this Agreement.

2.8	Compliance. The Company is not: (i) in default under or in violation of (and, to the knowledge of the Company, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority applicable to the Company, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters; except in each case of clauses (i) through (iii) as, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect on the Company.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to Buyer that:

3.1	Title to Outstanding Shares. Seller has good and marketable title to, and is the sole and exclusive owner, beneficially and of record, of, the Shares owned by Seller, free and clear of any liens or encumbrances other than those imposed by applicable securities laws, those incurred by Buyer or those imposed by the Transaction Documents.

3.2	No Litigation. There is no Action pending or, to Seller’s knowledge, threatened against Seller which relates to, or would reasonably be expected to prohibit or materially impair, the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

3.3	Authority; Binding Agreement. Seller has the requisite power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. Seller has taken all necessary and appropriate organizational actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and each of the other Transaction Documents executed and delivered to Buyer by Seller constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.4	No Conflicts. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the governing documents of Seller or (ii) violate or conflict with any, law, order, agreement or other obligation to which Seller is subject or bound, except in each case of clauses (i) and (ii) for such conflicts or violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Company or Seller’s ability to consummate the transactions contemplated by the Transaction Documents.

3.5	Absence of Brokers. Seller has not engaged the services of any broker or finder in connection with the consummation of the transactions contemplated by this Agreement, and upon consummation of the transactions contemplated hereby, no fee or payment shall be due from the Company to any brokers or finders engaged by Seller.

4.	REPRESENTATIONS AND WARRANTIES OF THE BUYER. Buyer represents and warrants to the Company and the Seller that:

4.1	Organization, Standing and Qualification of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all necessary corporate power to own its properties and to carry on its business.

4.2	Authority; Binding Agreement. Buyer has the requisite power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. Buyer has taken all necessary and appropriate corporate actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and each of the other Transaction Documents executed and delivered to the Seller or the Company by Buyer constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.3	No Conflicts. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of incorporation or bylaws of Buyer or (ii) violate or conflict with any, law, order, agreement or other obligation to which Buyer is subject or bound, except in each case of clauses (i) and (ii) for such conflicts or violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on Buyer or its ability to consummate the transactions contemplated by the Transaction Documents.

4.4	No Litigation. There is no Action pending or, to Buyer’s knowledge, threatened against Buyer which relates to, or would reasonably be expected to prohibit or materially impair, the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

4.5	Securities Laws Representations. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any applicable state securities laws, and that neither the Seller nor the Company have any obligation to register or qualify the Shares or the offer of the Shares to Buyer. Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act. Buyer further acknowledges and agrees that the offer and sale of the Shares to Buyer hereunder is exempt from any such registration requirements. Buyer understands that the Shares cannot be sold, assigned, or otherwise transferred unless they are subsequently registered under the 1933 Act and any applicable state securities laws or if an exemption from such registration or qualification is then available, and is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Buyer agrees to comply with all securities laws and regulations governing this transaction and any future disposition or transfer of the securities so that Buyer does not cause, directly or indirectly, this transaction to violate any applicable securities laws. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with applicable securities laws.

4.6	Absence of Brokers. Buyer has not engaged the services of any broker or finder in connection with the consummation of the transactions contemplated by this Agreement, and upon consummation of the transactions contemplated hereby, no fee or payment shall be due to any brokers or finders engaged by Buyer.

(i) Compliance. Buyer and its subsidiaries are not: (i) in default under or in violation of (and, to the knowledge of Buyer, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Buyer or its subsidiary under), nor has Buyer or its subsidiary received written notice of a claim that Buyer or its subsidiary is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which any of them is a party or by which any of them or any of their properties are bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority applicable to Buyer and its subsidiaries, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters; except in each case of clauses (i) through (iii) as, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect on Buyer.

5.	CLOSING.

5.1	Closing Time and Place. The closing of this transaction shall occur at the offices of Pryor Cashman LLP, 7 Times Square, New York, NY 10036, or such other place as the Parties may agree upon on within five (5) days following the date hereof or at such other time as the parties may mutually agree (the “Closing”).

5.2	Closing Deliveries by Buyer. At the Closing, Buyer shall deliver to the Seller the following items:

5.2.1	Cash in the immediately available amount of $1.00.

5.2.2	Executed agreements evidencing the assumption of debt set forth on Schedule A hereto.

5.3	Closing Deliveries by the Company and the Seller. At the Closing, the Seller and/or the Company shall deliver to Buyer the following items:

5.3.1	Transfer of Shares. The original stock certificate for the Shares (or an affidavit of lost certificate duly executed by the applicable Seller), along with a stock power, duly executed by each Seller, to transfer the Shares to Buyer.

5.3.2	Banking Agreements. The Company shall have delivered duly executed banking agreements reflecting the change in ownership and control as reasonably required to insure uninterrupted business operations and affairs.

6.	ADDITIONAL COVENANTS.

6.1.1	During the period from the date the of Agreement and until Closing the Parties hereby agree that, the Company shall not (and Seller shall not cause or permit the Company to):

(i)	hire or fire any executive officers or senior management of the Company;

(ii)	amend, waive or otherwise change, in any respect, the Company’s certificate of incorporation or bylaws;

(iii)	issue, sell, assign, transfer, encumber, hypothecate or otherwise dispose of any equity interests of the Company or options, warrants or securities or rights to acquire or convert into equity interests of the Company;

(iv)	sell, assign, transfer, license, encumber, hypothecate or otherwise dispose of any material assets of the Company outside of the ordinary course of business;

(v)	pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(vi)	acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(vii)	incur, create, assume, prepay or otherwise become liable for any indebtedness, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, liability or obligation of any person;

(viii)	terminate, waiver or assign any material rights under any material contracts of the Company;

(ix)	waive, release, assign, settle or compromise any Action (including any Action, relating to this Agreement or the transactions contemplated hereby);

(x)	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any contract or transaction with Buyer or its affiliates (other than the Company) or any stockholder, officer, director, employee or independent contractor of any of the foregoing or any of their respective immediately family members; or

(xi)	agree, authorize or commit to do any of the foregoing actions.

6.2	Cooperation; Further Assurances. The Parties shall cooperate with each other, provide each other and make such filings or reports, upon request and to the extent reasonably practicable, with such assistance and information relating to the Company, which is reasonably necessary in relation to any accounting or regulatory matter, including the preparation of any financial statements, any audit, or any action or investigation initiated or threatened by any third party, including any governmental authority. Each Party agrees to execute further instruments as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby, provided the Party requesting such further action shall bear all related costs and expenses.

6.3	Non-Compete. Seller and Buyer acknowledge that there are certain business overlaps between the business of the Company and other partially or wholly-owned subsidiaries of Seller. Notwithstanding these existing customer overlaps defined below, for a period of two (2) years from the Closing: (i) Seller will not knowingly solicit, offer, perform or sell any staffing services in the continental United States (the “Restricted Territory”) to Existing Active Clients of the Company and (ii) Buyer will not knowingly solicit, offer, perform or sell any managed or professional services in the Restricted Territory to Existing Active Clients of the Seller. This clause shall in no way inhibit Seller from continuing to provide managed or professional services for any of its clients. For purposes hereof, “Existing Active Client” shall mean a client who has been invoiced by either party for services in the trailing twelve months from Closing.

6.4	Security Interest. Until such time as all obligations to Pawn Funding and Cedar Advance LLC pursuant to outstanding merchant cash advances (“MCA’s”) have been satisfied in full by Buyer, which Buyer covenants to do within thirty (30) days following the date hereof, Seller shall be granted a security interest in all assets of the Company, subject to any existing liens on the assets of Company.

6.5	Indemnification of Seller. The Buyer will indemnify and hold Seller and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), (each, a “Seller Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Seller Party may suffer or incur as a result of or relating to (a) any breach of the MCA’s or payment by Seller of any obligation pursuant to the MCA’s or (b) any action instituted against the Seller Parties in any capacity, or any of them or their respective affiliates, with respect to the MCA’s. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Seller Party against the Buyer or others.

7.	MISCELLANEOUS

7.1	Disclosures to Third Parties. All information concerning the transactions contemplated by this Agreement is confidential business information and shall not be disclosed to third parties without the prior written approval of Buyer and Seller, except as may be required by applicable law or regulation (including SEC or stock exchange requirements). Subject to the foregoing, all Parties shall take reasonable precautions to assure that all such information remains confidential. All notices to third parties and all publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and the Seller (subject to meeting any requirements of applicable law or regulation, including SEC or stock exchange requirements).

7.2	Expenses. Subject to Section 7.11, the Parties agree to bear their respective expenses, including accounting, legal and other professional fees, incurred with respect to this Agreement and the transactions contemplated by it; provided, that the Company shall be responsible for the expenses incurred by the Seller.

7.3	Assignment. Except as provided herein, the rights and obligations of the Parties under this Agreement may not be assigned or delegated without the written consent of the Seller and Buyer (such consent not to be unreasonably withheld, delayed or conditioned). Any attempt to so transfer same without such consent shall be null and void ab initio.

7.4	Binding Effect; No Third Parties. This Agreement shall be binding on, and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors and any permitted assigns. Except as expressly provided in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the Parties and their respective successors and permitted assigns.

7.5	Entire Agreement. This Agreement and the other Transaction Documents together constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede and terminate any prior agreements between the Parties (written or oral) with respect to the subject matter hereof.

7.6	Amendment; Waiver. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Buyer and Seller. No provision of this Agreement may be waived orally or by any act or failure to act on the part of a Party, but only by an agreement in writing signed by the Party against whom enforcement of any such waiver is sought. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

7.7	Notices. Any notices, waivers or other communications given under this Agreement shall be in writing and shall either be served personally or delivered by first class U.S. Mail (certified or registered), postage prepaid, or by nationally recognized overnight carrier, such as FedEx, with postage prepaid and certified return receipt. Notices may also effectively be given by facsimile or email with affirmative confirmation of receipt, provided, that a copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed to be received (i) upon receipt when served personally, (ii) one (1) business day following deposit for overnight delivery with a nationally recognized overnight carrier, such as FedEx, with postage prepaid and certified return receipt, (iii) three (3) business days following deposit in first class U.S. Mail (certified or registered), postage prepaid or (iv) upon affirmative acknowledgement of receipt if sent by facsimile or email. Notices shall be sent to the Parties at their respective addresses shown below. A Party may change its address for notice by giving written notice to all other Parties in accordance with this Section.

7.8	Governing Law and Venue. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York (without giving effect to its choice of law principles). Each Party hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County in the State of New York (or any appellate courts thereof) in connection with any Action arising out of or relating to this Agreement or the transactions contemplated hereby (a “Proceeding”), (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth on such party’s signature page hereto shall be effective service of process for any Proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 7.8, and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Proceeding. Each Party hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law or in equity.

7.9	WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT, CONTRACT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 7.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.10	Remedies. Except as specifically set forth in this Agreement, any Party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such Party may have been granted at any time under any other contract or agreement and all of the rights which such Party may have under any applicable law. Except as specifically set forth in this Agreement, any such Party will be entitled to (a) enforce such rights specifically, without posting a bond or other security or proving damages or that monetary damages would be inadequate, (b) to recover damages by reason of a breach of any provision of this Agreement and (c) to exercise all other rights granted by applicable law. The exercise of any remedy by a Party will not preclude the exercise of any other remedy by such Party.

7.11	Professional Fees and Costs. If any Proceeding is brought or undertaken to enforce this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, then the successful or prevailing Party or Parties in such undertaking shall be entitled to recover reasonable attorney’s and other professional fees and other costs incurred in such Proceeding in addition to any other relief to which such Party may be entitled. The Parties intend this provision to be given the most liberal construction possible and to apply to any circumstances in which such Party reasonably incurs expenses.

7.12	Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

7.13	Interpretation. The headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. When required by the context of this Agreement, each number (singular and plural) shall include all numbers, and each gender shall include all genders. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the words “herein,” “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement. For purposes of this Agreement, the term: (i) “business day” is understood to mean any day other than a Saturday, Sunday or other day on which commercial banks located in the City of New York are authorized or permitted by law to close; (ii) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (iii) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise); and (iv) “subsidiary” means, with respect to any person, any corporation, partnership, association or other business entity of which (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person or a combination thereof, or (B) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any person or one or more subsidiaries of that person or a combination thereof (for purposes hereof, a person or persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such person or persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing person of such partnership, association or other business entity). For purposes of this Agreement, the term “knowledge” will mean, (i) as applied to any natural person, the actual present knowledge of such person, or (ii) as applied to any entity, including Buyer and the Company, the actual present knowledge of the executive officers of such person.

7.14	Advice of Professionals; Negotiated Terms. Each Party has had the opportunity to be advised by legal counsel and other professionals in connection with this Agreement, and each Party has obtained such advice as each Party deems appropriate. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professionals participated in its preparation.

7.15	Access to Records after Closing. Each Party agrees to preserve all records relating to the transactions contemplated by this Agreement for two (2) years after the Closing. Upon reasonable notice, subject to Section 7.1, each Party shall allow representatives of the others access to such records and the making of copies thereof during regular business hours at such Party’s place of business solely with respect to this Section 7.15 for the following purposes: (i) to gather information for preparing tax returns; (ii) to verify any of the representations or warranties contained in this Agreement, or confirm compliance with any of the covenants contained in this Agreement; or (iii) to comply with any audit, request, subpoena, or other investigative demand by any government authority.

7.16	Representation of Seller and the Company. The Parties agree that, notwithstanding the fact that Pryor Cashman LLP (“PC”) may have jointly represented the Buyer and the Company in connection with this Agreement, and has also represented the Parties in connection with matters other than the transaction that is the subject of this Agreement prior to the Closing, PC will be permitted in the future, after the Closing, to represent any of the Seller or their affiliates in connection with matters in which such persons are adverse to the Company or any of its affiliates, including any disputes arising out of, or related to, this Agreement. Buyer hereby agrees, in advance, to waive (and to cause its affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with PC’s future representation of any of the Seller or their affiliates in which the interests of such person are adverse to the interests of the Company, Buyer or any of their respective affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by PC of the Company or any of its affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Seller, and not the Company or its directors, officers or employees, shall be deemed the client of PC with respect to the negotiation, execution and performance of this Agreement.

7.17	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties to this Agreement have duly executed this Agreement, and made it effective as of the date first written above.

HIGH WIRE NETWORKS, INC.	ADEX ACQUISITION CORP.

By:	By:
Name:	Name:
Title:	Title:

Address for Notice:	Address for Notice:

ADEX CORPORATION	ADEX Canada LTD.

By:	By:
Name:	Name:
Title:	Title:

Address for Notice:	Address for Notice:

ADEX Puerto Rico, LLC	ADEXCOMM

By:	By:
Name:	Name:
Title:	Title:

Address for Notice:	Address for Notice: